Exhibit 10.22
WAIVER AND OMNIBUS AMENDMENT TO LOAN DOCUMENTS
WAIVER AND OMNIBUS AMENDMENT, dated as of December 18, 2009 (this “Waiver and Amendment”), relating to the AMENDED AND RESTATED LOAN AGREEMENT, dated as of August 7, 2009 (the “Loan Agreement”), among MSLO EMERIL ACQUISITION SUB LLC, a Delaware limited liability company (the “Borrower”), MARTHA STEWART LIVING OMNIMEDIA, INC., a Delaware corporation (the “Parent Guarantor”), and BANK OF AMERICA, N.A., in its individual capacity (the “Bank”) and as collateral agent (in such capacity, together with any successor collateral agent, the “Collateral Agent”) for the Secured Parties (as defined in the Security Agreement referred to below).
WHEREAS, pursuant to Section 3.04 of the Security Agreement, dated as of July 31, 2008, among the Borrower, the Parent Guarantor and the Collateral Agent (as amended and modified by that certain Waiver and Omnibus Amendment No. 1 to Loan Agreement, dated as of June 18, 2009, and Amendment No. 2 to Security Agreement, dated as of August 7, 2009, the “Security Agreement”), the Borrower deposited $17,500,000 of Cash Collateral (as defined in the Security Agreement) in the Cash Collateral Account, to serve as Collateral for the Secured Obligations (as defined in the Security Agreement);
WHEREAS, Section 3.04(d) of the Security Agreement provides that the Collateral Agent will release its Lien on the Cash Collateral on the Cash Collateral Termination Date (as defined in the Security Agreement) if certain conditions precedent set forth in Section 3.04(d) of the Security Agreement are satisfied, including delivery by the Borrower to the Collateral Agent and Bank a certificate of a Financial Officer of Parent Guarantor certifying, among other things, that as of the last day of the most recently ended fiscal quarter of Parent Guarantor with respect to which Parent Guarantor shall have delivered financial statements in accordance with Section 7.2(a) or (b) of the Loan Agreement, if the covenants set forth in Section 8 of the Loan Agreement had been effective, Parent Guarantor would have been in compliance with such covenants;
WHEREAS, upon the occurrence of the Cash Collateral Termination Date, the financial covenants set forth in Section 8 of the Loan Agreement become effective;
WHEREAS, the Borrower and the Parent Guarantor have requested that the Bank and the Collateral Agent agree to release the Cash Collateral based on draft projected financial information for the Parent Guarantor’s fiscal year ending December 31, 2009;
WHEREAS, subject to the terms and conditions set forth herein, the Bank and the Collateral Agent have agreed to such request;

NOW THEREFORE, in consideration of the premises and the agreements herein, each of the Borrower and the Parent Guarantor hereby agrees with the Bank and the Collateral Agent as follows:
1. Definitions. All terms used herein which are defined in the Loan Agreement and not otherwise defined herein are used herein as defined therein.
2. Amendments to Loan Agreement. The following amendments shall become effective on the Effective Date.
(a) The definition of “Cash Collateral Termination Date” set forth in Section 1 of the Loan Agreement is hereby amended and restated in its entirety as follows:
“‘Cash Collateral Termination Date’ means December 31, 2009.”
(b) The following definition is hereby added to Section 1 of the Loan Agreement in proper alphabetical order:
“‘Waiver and Amendment’ means the Waiver and Omnibus Amendment to Loan Documents dated as of December 18, 2009 among the Borrower, Parent Guarantor, the Bank and the Collateral Agent.”
(c) The first clause of Section 8 of the Loan Agreement prior to Section 8.1 is hereby amended and restated in its entirety as follows:
“Commencing with the last day of Parent Guarantor’s fiscal quarter ending on the Cash Collateral Termination Date until the earlier to occur of (i) the Deposit Date (as defined in Exhibit A to the Waiver and Amendment) and (ii) full payment and performance of all Obligations:”
(d) Clause (iii) of Section 10.3 of the Loan Agreement is hereby amended and restated in its entirety as follows:
“(iii) commencing with the last day of Parent Guarantor’s fiscal quarter ending on the Cash Collateral Termination Date, Section 8 of this Agreement, provided, that if Parent Guarantor timely delivers the Compliance Certificate with respect to any fiscal quarter ending on or after December 31, 2009 pursuant to Section 7.2(c), and Parent Guarantor shall have failed to comply with any one or more of the covenants set forth in Section 8 of this Agreement as of the last day of such fiscal quarter, no Default or Event of Default shall occur with respect to such failure if the Borrower complies with Section 4 of the Waiver and Amendment within one (1) Business Day after Parent Guarantor delivers such Compliance Certificate.”

3. Waiver to Section 3.04(d) of the Security Agreement.
(a) Effective as of the Effective Date, each of the Bank and the Collateral Agent hereby (i) waives the conditions to the occurrence of the Cash Collateral Termination Date set forth in Section 3.04(d) of the Security Agreement, (ii) agrees that the Cash Collateral Termination Date shall be December 31, 2009 for all purposes of the Security Agreement and the other Loan Documents and that the effectiveness of Section 3.04 of the Security Agreement shall terminate on such date and the Borrower shall no longer be required to comply with the provisions of such Section, and (iii) agrees that the Collateral Agent’s Lien on any Collateral in the Cash Collateral Account shall be released without any further action of any party.
(b) The foregoing waiver shall not constitute (i) except as expressly set forth herein, a modification or alteration of the terms, conditions or covenants of the Security Agreement or any other Loan Document, (ii) a waiver of, or consent to, any other breach of, any other provision of the Security Agreement or any other Loan Document or (iii) except as expressly set forth herein, a waiver, release or limitation upon the exercise by the Bank or the Collateral Agent of any of its rights, legal or equitable, under the Security Agreement, the other Loan Documents and applicable law, all of which are hereby reserved.
4. Cure for Failure to Comply with Section 8 of the Loan Agreement. If Parent Guarantor timely delivers the Compliance Certificate with respect to any fiscal quarter ending on or after December 31, 2009 pursuant to Section 7.2(c) of the Loan Agreement, and Parent Guarantor shall have failed to comply with any one or more of the covenants set forth in Section 8 of the Loan Agreement as of the last day of the fiscal quarter ending on December 31, 2009 (collectively, a “Financial Covenant Default”), Section 3.04 of the Security Agreement shall be amended and restated as set forth on Exhibit A to this Waiver and Amendment and become effective as of the date Parent Guarantor delivers such Compliance Certificate, and such Financial Covenant Default shall not be a Default or an Event of Default if the Borrower complies with the requirements of the first sentence of Section 3.04 of the Security Agreement as so amended and restated within one (1) Business Day after Parent Guarantor delivers such Compliance Certificate.
5. Conditions to Effectiveness. This Waiver and Amendment shall become effective on December 31, 2009 if, and only if, all of the following conditions precedent shall have been satisfied as of such date (such date, upon the satisfaction of such conditions precedent, the “Effective Date”):
(a) the Bank shall have received counterparts of this Waiver and Amendment duly executed by the Borrower and the Parent Guarantor;

(b) the Borrower shall have paid all accrued and unpaid fees and expenses of Paul, Weiss, Rifkind, Wharton & Garrison LLP that are reimbursable under the Loan Documents for which an invoice has been presented on or before the Effective Date;
(c) the Borrower shall have delivered to the Collateral Agent and Bank a certificate of a Financial Officer of Parent Guarantor dated as of December 31, 2009 (the “Certificate”) certifying (i) that as of the date of the Certificate, no Event of Default or Default exists (which certification excludes any reference to Section 8 of the Loan Agreement, which Section is addressed in clause (iii) below), (ii) that attached to such certificate is updated projected consolidated financial information for Parent Guarantor (A) for the fiscal year ending December 31, 2009 and (B) each fiscal quarter of 2010 (together with computations demonstrating projected compliance with the covenants set forth in Section 8 of the Loan Agreement as the last day of each such fiscal quarter), in each case, prepared as of December 31, 2009 (which financial information shall be presented in substantially the same format as the preliminary draft projected consolidated financial information for Parent Guarantor for such periods dated as of December 7, 2009 delivered to the Collateral Agent and the Bank prior to the date hereof) (the “Projected Summary Financial Information”), and that such Projected Summary Financial Information has been prepared by Parent Guarantor in good faith based upon information available to Parent Guarantor as of the draft date of such Projected Summary Financial Information and assumptions believed by Parent Guarantor to be reasonable as of the date of the Certificate, (iii) that as of the date of the Certificate, if the covenants set forth in Section 8 of the Loan Agreement were effective on such date and based on information set forth in the Projected Summary Financial Information, Parent Guarantor would be in compliance with such covenants (according to the computations set forth in the Projected Summary Financial Information) as of the last day of the fiscal quarter ending December 31, 2009 and (iv) that, as of the date of the Certificate, the Loan Parties, on a consolidated basis, are Solvent;
(d) the representations and warranties contained in Section 5 hereof shall be true and correct on and as of the Effective Date (after giving effect to this Waiver and Amendment); and
(e) after giving effect to this Waiver and Amendment, no event shall have occurred and be continuing which constitutes an Event of Default or Default.
6. Representations and Warranties. The Borrower hereby represents and warrants to the Bank as follows:
(a) After giving effect to this Waiver and Amendment, the representations and warranties made by the Borrower and the Parent Guarantor in the Loan Agreement and in each other Loan Document to which it is a party are true and correct in all material respects on and as of the Effective Date as though made on and as of the Effective Date (except (i) to the extent such representations and warranties expressly relate to an earlier date, (ii) the representation and warranty set forth in Section 4.01(b) of the Security Agreement, as to which the Borrower makes no representation and (iii) that the representation and warranty set forth in Section 6.4 of the Loan Agreement is further qualified by any matter set forth in the Parent Guarantor’s most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q prior to the date hereof).

(b) Each of the Borrower and the Parent Guarantor has all limited liability company or corporate power and authority to execute and deliver this Waiver and Amendment and to perform the obligations provided for herein and in the Loan Agreement and Security Agreement, each as modified hereby.
(c) The execution, delivery and performance by each of the Borrower and the Parent Guarantor of this Waiver and Amendment and the performance by each of the Borrower and the Parent Guarantor of its obligations under the Loan Agreement and the Security Agreement, each as modified hereby, do not contravene the certificate of formation or limited liability company agreement of the Borrower or the certificate of incorporation or bylaws of the Parent Guarantor or any law applicable to either of them, or any judgment or order applicable to or binding on either of them, and do not constitute a default under any existing agreement, mortgage, indenture or contract binding on either of them or affecting either of their property.
(d) This Waiver and Amendment has been duly executed and delivered by each of the Borrower and the Parent Guarantor, and each of this Waiver and Amendment, and the Loan Agreement and the Security Agreement, each as modified hereby, constitutes the legal, valid and binding obligation of each of them, enforceable in accordance with its terms.
7. Release. In consideration of the agreements of the Bank and the Collateral Agent contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, each of the Borrower and the Parent Guarantor, on behalf of itself and its successors, assigns and other legal representatives, hereby absolutely, unconditionally and irrevocably releases, remises and forever discharges the Bank and the Collateral Agent and their successors and assigns, and their present and former shareholders, affiliates, subsidiaries, divisions, predecessors, directors, officers, attorneys, employees, agents and other representatives (the Bank, the Collateral Agent and all such other Persons being hereinafter referred to collectively as the “Releasees” and individually as a “Releasee”), of and from all demands, actions, causes of action, suits, damages and any and all other claims, counterclaims, defenses, rights of set-off, demands and liabilities whatsoever (individually, a “Claim” and collectively, “Claims”) of every name and nature, known or unknown, both at law and in equity, the Borrower or the Parent Guarantor, or any of their successors, assigns or other legal representatives may now or hereafter own, hold, have or claim to have against the Releasees or any of them for, upon, or by reason of any circumstance, action, cause or thing whatsoever which arises at any time on or prior to the day and date of this Waiver and Amendment for or on account of, or in relation to, or in any way in connection with any of the Loan Agreement, any of the other Loan Documents or any transactions thereunder or related thereto.

8. Continued Effectiveness of the Loan Documents. Except as otherwise expressly provided herein, the Loan Agreement and the other Loan Documents to which the Borrower or the Parent Guarantor is a party are, and shall continue to be, in full force and effect and are hereby ratified and confirmed in all respects except that on and after the date hereof (i) all references in the Loan Agreement to “this Agreement”, “hereto”, “hereof”, “hereunder” or words of like import referring to the Loan Agreement shall mean the Loan Agreement as modified by this Waiver and Amendment, (ii) all references in the Security Agreement to “this Agreement”, “hereto”, “hereof”, “hereunder” or words of like import referring to the Security Agreement shall mean the Security Agreement as modified by this Waiver and Amendment, (iii) all references in the other Loan Documents to the “Loan Agreement”, “thereto”, “thereof”, “thereunder” or words of like import referring to the Loan Agreement shall mean the Loan Agreement as modified by this Waiver and Amendment and (iv) all references in the other Loan Documents to the “Security Agreement”, “thereto”, “thereof”, “thereunder” or words of like import referring to the Security Agreement shall mean the Security Agreement as modified by this Waiver and Amendment.
9. Counterparts. This Waiver and Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement.
10. Headings. Section headings herein are included for convenience of reference only and shall not constitute a part of this Waiver and Amendment for any other purpose.
11. Governing Law. This Waiver and Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.
12. Waiver and Amendment as Loan Document. Each of the Borrower and the Parent Guarantor hereby acknowledges and agrees that this Waiver and Amendment constitutes a “Loan Document.”
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IN WITNESS WHEREOF, the parties hereto have caused this Waiver and Amendment to be executed and delivered as of the date first above written.

BANK:		BORROWER:

BANK OF AMERICA, N.A.		MSLO EMERIL ACQUISITION SUB LLC

By:	/s/ Jane R. Heller	By:	/s/ Kelli Turner

	Name: Jane R. Heller		Name: Kelli Turner
	Title: Managing Director		Title: Vice President

COLLATERAL AGENT:		PARENT GUARANTOR:

BANK OF AMERICA, N.A., as		MARTHA STEWART LIVING OMNIMEDIA,
Collateral Agent		INC.

By:	/s/ Jane R. Heller	By:	/s/ Kelli Turner

	Name: Jane R. Heller		Name: Kelli Turner
	Title: Managing Director		Title: Vice President

EXHIBIT A
Section 3.04 of the Security Agreement
3.04 Cash Collateral Maintenance.
(a) Within one (1) Business Day after the date on which this Section 3.04 becomes effective pursuant to the Waiver and Amendment, Borrower shall (i) deposit in the Cash Collateral Account an amount in cash equal to the aggregate principal amount of the Loan then outstanding (the date such deposit is made, the “Deposit Date”) and (ii) deliver to the Bank a certificate of the Secretary or Assistant Secretary of Borrower, dated the Deposit Date and certifying (i) that attached thereto is a true and complete copy of resolutions adopted by the directors or other appropriate persons of such Person authorizing such deposit of cash collateral in the Cash Collateral Account in accordance with this Section 3.04 and that such resolutions have not been modified, rescinded or amended and are in full force and effect. If requested by Borrower, the Collateral Agent may direct the Bank to invest amounts on deposit in the Cash Collateral Account in one or more money market funds that the Collateral Agent may approve in its sole discretion; provided, however, that any such money market fund investments are permitted pursuant to Parent Guarantor’s board approved investment policy as previously provided by Parent Guarantor to the Collateral Agent. At all times from and after the Deposit Date, the Borrower agrees to maintain in the Cash Collateral Account, as security for the Secured Obligations, Collateral of a type described on the table set forth below this paragraph (collectively, the “Collateral Table”) and otherwise acceptable to the Collateral Agent (“Eligible Collateral”) with an Aggregate Cash Collateral Value at least equal to the Outstanding Balance. “Aggregate Cash Collateral Value” means, as of any date of determination, an amount equal to the product obtained by multiplying (i) the Collateral Value as of such date by (ii) the Margin Call Percentage shown on the following table (the “Collateral Table”) for the applicable type of Eligible Collateral:

Eligible Collateral Type	Margin Call Percentage
Money Market	100%
Cash	100%
The Collateral Agent shall have no obligation to give any Collateral Value to any Collateral of a type not shown on the Collateral Table.

(b) If, at any time from and after the Deposit Date, the Outstanding Balance exceeds at any time the Aggregate Collateral Value, then the Borrower shall have two (2) Business Days from the date notification (whether oral or written) of such noncompliance is delivered to the Borrower, to either deposit cash into the Cash Collateral Account, or prepay the principal of the Loan such that, after giving effect thereto, the Outstanding Balance is less than or equal to the Aggregate Cash Collateral Value as of the date on which such action is taken. Any such prepayment of the Loan shall be applied to the principal installments due under Section 2.2(b) of the Loan Agreement in the inverse order of their maturity.
(c) Subject to the other provisions of this Section 3.04 and any written agreement to the contrary with the Collateral Agent, if no Default or Event of Default has occurred and is continuing or would result from such action, upon any repayment or prepayment of the outstanding principal amount of the Loan, upon the request of the Borrower, the Collateral Agent shall release Cash Collateral from the Cash Collateral Account having Collateral Value up to the lesser of (i) the principal amount of the Loan so repaid or prepaid and (ii) the amount by which the Aggregate Cash Collateral Value exceeds the Outstanding Balance at the date of request (and direct the sale or trade of investments in the Cash Collateral Account to the extent necessary to do so); provided that, after giving effect to any such release of Cash Collateral, the Outstanding Balance is less than or equal to the Aggregate Cash Collateral Value.